EXHIBIT 1.1
China Real Estate Information Corporation
18,000,000 American Depositary Shares
Representing
18,000,000 Ordinary Shares
UNDERWRITING AGREEMENT
October      , 2009
Credit Suisse Securities (USA) LLC
Eleven Madison Avenue,
New York, N.Y. 10010-3629
U.S.A.
UBS AG
52/F, Two International Finance Centre
8 Finance Street, Central, Hong Kong
As Representatives of the Several Underwriters,
Dear Sirs:
     1. Introductory. China Real Estate Information Corporation, a company incorporated in the Cayman Islands with limited liability (the “Company”), agrees with the several Underwriters named in Schedule A hereto (the “Underwriters”), for whom you are acting as representatives (in such capacity, the “Representatives”), to issue and sell to the several Underwriters an aggregate of 18,000,000 American depositary shares (“ADSs”), each ADS representing one ordinary share of the Company of par value $0.0002 per share (“Ordinary Shares”) (such 18,000,000 ADSs being hereinafter referred to as the “Firm Securities”). The Company also agrees to sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 2,700,000 additional ADSs (the “Optional Securities”). The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities”. The ADSs purchased by the Underwriters will be evidenced by American Depositary Receipts (“ADRs”) to be issued pursuant to a Deposit Agreement dated as of [     ], 2009 (the “Deposit Agreement”), entered into among the Company, JPMorgan Chase Bank, N.A., as depositary (the “Depositary”), and all owners and beneficial owners from time to time of the ADSs.
     2. (a) Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters that:
     (i) Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission a registration statement on Form F-1 (No. 333-162213) covering the registration of the Offered Securities under the Act, including a related preliminary prospectus or prospectuses. At any particular time, this initial registration statement, in the form then on file with the Commission, including all information contained in the registration statement (if any) pursuant to Rule 462(b) and then deemed to be a part of the initial registration statement, and all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Initial Registration Statement”. The Company may also have filed, or may file with the Commission, a Rule 462(b) registration statement covering the registration of Offered Securities. At any particular time, this Rule 462(b) registration statement, in the form then on file with the Commission, including the contents of the Initial Registration Statement incorporated by reference therein and including all 430A Information and all 430C

Information, that in any case has not then been superseded or modified, shall be referred to as the “Additional Registration Statement”. A registration statement on Form F-6 (No. 333-162307) relating to the ADSs has been filed with the Commission and has become effective (such registration statement on Form F-6, including all exhibits thereto, as amended through the time such registration statement became effective, being hereinafter called the “ADS Registration Statement”). The Company has also filed, in accordance with Section 12 of the Exchange Act, a registration statement (such registration statement as amended through the time such registration statement becomes effective, being hereinafter called the “Exchange Act Registration Statement”), on Form 8-A (No. 001-34479) under the Exchange Act to register, under Section 12(b) of the Exchange Act, the Ordinary Shares and the ADSs. For purposes of this Agreement, all references to the Initial Registration Statement, the Additional Registration Statement, the ADS Registration Statement, the Exchange Act Registration Statement, any preliminary prospectus, the Final Prospectus (as defined below) or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).
     As of the time of execution and delivery of this Agreement, the Initial Registration Statement has been declared effective under the Act and is not proposed to be amended, and the Exchange Act Registration Statement has become effective as provided in Section 12 of the Exchange Act. Any Additional Registration Statement has or will become effective upon filing with the Commission pursuant to Rule 462(b) and is not proposed to be amended. The Offered Securities all have been or will be duly registered under the Act pursuant to the Initial Registration Statement and, if applicable, the Additional Registration Statement.
     For purposes of this Agreement:
     “430A Information”, with respect to any registration statement, means information included in a prospectus and retroactively deemed to be a part of such registration statement pursuant to Rule 430A(b).
     “430C Information”, with respect to any registration statement, means information included in a prospectus then deemed to be a part of such registration statement pursuant to Rule 430C.
     “Act” means the Securities Act of 1933, as amended.
     “Applicable Time” means [     ] [a/pm] (U.S. Eastern standard time) on the date of this Agreement.
     “Closing Date” has the meaning defined in Section 3 hereof.
     “Commission” means the Securities and Exchange Commission.
     “Effective Time” with respect to the Initial Registration Statement or, if filed prior to the execution and delivery of this Agreement, the Additional Registration Statement means the date and time as of which such Registration Statement was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(b). If an Additional Registration Statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, “Effective Time” with respect to such Additional Registration Statement means the date and time as of which such Registration Statement is filed and becomes effective pursuant to Rule 462(b).
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430A Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.
     “General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a Bona Fide Electronic

Road Show (as defined below)) as evidenced by its being so specified in Schedule B to this Agreement.
     “Issuer Free Writing Prospectus” means any “issuer free writing prospectus”, as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g). The Company has made available a “bona fide electronic road show”, as defined in Rule 433, in compliance with Rule 433(d)(8)(ii) (the “Bona Fide Electronic Road Show”) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Offered Securities.
     “Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.
     The Initial Registration Statement and the Additional Registration Statement are referred to collectively as the “Registration Statements” and individually as a “Registration Statement”. A “Registration Statement” with reference to a particular time means the Initial Registration Statement and any Additional Registration Statement as of such time. A “Registration Statement” without reference to a time means such Registration Statement as of its Effective Time. For purposes of the foregoing definitions, 430A Information with respect to a Registration Statement shall be considered to be included in such Registration Statement as of the time specified in Rule 430A.
     “Rules and Regulations” means the rules and regulations of the Commission.
     “Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the NASDAQ Stock Market (“Exchange Rules”).
     “Statutory Prospectus” with reference to a particular time means the prospectus included in a Registration Statement immediately prior to that time, including any 430A Information or 430C Information with respect to such Registration Statement. For purposes of the foregoing definition, 430A Information shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) or Rule 462(c) and not retroactively.
     Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.
     (ii) Compliance with Securities Act Requirements. (i) (A) At their respective Effective Times, (B) on the date of this Agreement and (C) on each Closing Date, each of the Initial Registration Statement, the Additional Registration Statement (if any), the ADS Registration Statement and any amendments and supplement thereto conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) on its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the Additional Registration Statement in which the Final Prospectus is included, and on each Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (iii) on the date of this Agreement, at their respective Effective Times or issue dates and on each Closing Date, each Registration Statement, the Final Prospectus, any Statutory Prospectus, any prospectus wrapper and any Issuer Free Writing Prospectus complied or comply, and such documents and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Final Prospectus, any Statutory Prospectus, any prospectus wrapper or any Issuer Free Writing Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(c) hereof.
     (iii) Ineligible Issuer Status. (i) At the time of the initial filing of the Initial Registration Statement and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer”, as defined in Rule 405, including (A) the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (B) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405.
     (iv) General Disclosure Package. As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the preliminary prospectus, dated October 2, 2009 (which is the most recent Statutory Prospectus distributed to investors generally) and the other information, if any, stated in Schedule B hereto to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(c) hereof.
     (v) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in any Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission; and no order preventing or suspending the use of any Issuer Free Writing Prospectus has been issued by the Commission and no proceeding for that purpose has been initiated or threatened by the Commission.
     (vi) Registration Statement Exhibits. There are no contracts or other documents of a character required to be filed as exhibits to any Registration Statement other than those that have been filed therewith (those so filed, collectively, the “Filed Documents”). Neither the Company nor any of its subsidiaries has knowledge that any other party to any Filed Document has any intention not to render full performance as contemplated by the terms thereof.
     (vii) Good Standing of the Company. The Company has been duly incorporated and is existing and in good standing under the laws of the Cayman Islands, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and the Group Entities taken as a whole (“Material Adverse Effect”).
     (viii) Group Entities. The Company does not own or control, directly or indirectly, any corporation, partnership, joint venture association or entity other than as set forth in the column under the heading “Group Entities” on Appendix A (collectively, the “Group Entities”); each Group Entity has been duly incorporated and is validly existing and in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and each Group Entity is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect; all of the issued and outstanding share capital and/or equity interests, as the case may be, of each Group Entity has been duly authorized and validly issued and is fully paid and nonassessable, except as otherwise indicated in Appendix A, and is legally owned by such Group Entity’s respective shareholder(s) as specified in Appendix A, and, except as provided in the Tian Zhuo VIE Agreements (as defined below) and disclosed in the General Disclosure Package, the capital shares and/or equity interests, as the case may be, of each Group Entity, are owned free from liens, encumbrances and defects. The Company possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of each of the Group Entities.
     (ix) Transaction Agreements. Each of the master transaction agreement, offshore transitional services agreement, onshore transitional services agreement, non-competition agreement, consulting and services agreement and onshore cooperation agreement described under the caption “Our Relationship with E-House” and each of the shareholders agreement, registration rights agreement, joint venture agreement and share purchase agreement described under the caption “Related Party Transactions—Transactions and Agreements with SINA and China Online Housing” in the General Disclosure Package (collectively, the “Transaction Agreements”) has been duly authorized and has been, or will be upon the closing of the transactions contemplated under the share purchase agreement (“Acquisition Closing”), as the case may be, duly executed and delivered by the Company or a Group Entity, as the case may be, and is, or will be upon Acquisition Closing, as the case may be, in full force and effect, and constitutes, or will constitute upon Acquisition Closing, as the case may be, a valid and binding obligation of the Company or such Group Entity, as the case may be, enforceable against the Company or such Group Entity, as the case may be, in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting creditors’ rights or by equitable principles relating to enforceability. The execution, delivery and performance by the Company or any Group Entity of each of the Transaction Agreements to which it is a party will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any Group Entity is bound or to which the Company or any Group Entity is subject, (ii) result in any violation of any applicable law or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any Group Entity or any of their properties or assets; or (iii) result in any violation of any provision of any constitutive documents of the Company or any Group Entity, except, in the case of the clauses (i) and (ii), as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body is required for the execution and delivery by the Company or any Group Entity of, and compliance by the Company or any Group Entity with, the provisions of each of the Transaction Agreements, except such as shall have been obtained or waived and except as contemplated in the Transaction Agreements.
     (x) VIE Agreements. (A) Each party to each of the agreements described under the caption “Related Party Transactions—Contractual Arrangements with Tian Zhuo Advertising” in the General Disclosure Package relating to our corporate structure, to which any of Shanghai Tian Zhuo Advertising Co., Ltd. (“Tian Zhuo”), Shanghai CRIC Information Technology Co., Ltd. (“Shanghai CRIC”), and the shareholders of Tian Zhuo is a party (collectively, the “Tian Zhuo VIE Agreements”) has the legal right, power and authority, (corporate and other, as the case may be) to enter into and perform its respective obligations under the Tian Zhuo VIE Agreements and has taken all necessary corporate action to authorize the execution, delivery and performance of, and have authorized, executed and delivered, each of the Tian Zhuo VIE Agreements; and each of the Tian Zhuo VIE Agreements constitutes a valid and legally binding obligation of the parties thereto, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting creditors’ rights or by equitable principles relating to enforceability and except as disclosed in the General Disclosure Package. The execution and delivery by Tian Zhuo, Shanghai CRIC and shareholders of Tian Zhuo of, and the performance by Tian Zhuo, Shanghai CRIC and the shareholders of Tian Zhuo of their respective obligations under, each of the Tian Zhuo VIE Agreements and the consummation by Shanghai CRIC, Tian Zhuo and the shareholders of Tian Zhuo of the transactions contemplated therein did not, does not and will not: (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease, loan agreement or other agreement or instrument to which the Company, Shanghai CRIC, Tian Zhuo or the shareholders of Tian Zhuo, as the case may be, are a party or by which the Company, Shanghai CRIC, Tian Zhuo and the shareholders of Tian Zhuo are bound or to which any of the properties or assets of the Company, Shanghai CRIC, Tian Zhuo or the shareholders of Tian Zhuo are subject; (ii) result in any violation of the provisions of constitutive documents or business license of the Company, Shanghai CRIC or Tian Zhuo, as the case may be; or (iii) except as disclosed in the General Disclosure Package, result in any violation of any PRC statute or any order, rule or regulation of any PRC governmental agency having jurisdiction over the Company, Shanghai CRIC, Tian Zhuo, the shareholders of Tian Zhuo or any of their properties, except, in the case of the clauses (i) and (iii), as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
     (B) To ensure the legality, validity, enforceability and performance of each of the Tian Zhuo VIE Agreements in the PRC, it is not necessary that any such document be filed or recorded with any court or other authority in the PRC, except that (i) the exercise of the call options under the Exclusive Call Option Agreement, dated July 20, 2009, among Shanghai CRIC, Tian Zhuo and the shareholders of Tian Zhuo (the “Tian Zhuo Call Option Agreement”) shall be approved by and/or registered with the relevant PRC governmental authorities; and (ii) the equity pledge under the Equity Pledge Agreement, dated July 20, 2009, among Shanghai CRIC, Tian Zhuo and the shareholders of Tian Zhuo shall be registered with the relevant PRC governmental authorities to effect the pledge thereunder; nor is it necessary that any stamp or similar tax be paid on or in respect of any of the Tian Zhuo VIE Agreements, except for any tax implication for exercise of the call options under the Tian Zhuo Call Option Agreement depending on the exercise price and the general power of tax authority to re-assess transactions under the Tian Zhuo Call Option Agreement and the Consultancy and Service Agreement, dated April 1, 2008, between Shanghai CRIC and Tian Zhuo.
     (xi) Offered Securities. The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the General Disclosure Package; all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date, such Offered Securities will have been, validly issued, fully paid and nonassessable, will conform to the information in the General

Disclosure Package and to the description of such Offered Securities contained in the Final Prospectus; no security holder of the Company has any preemptive rights with respect to the Offered Securities, and none of the outstanding shares of capital stock of the Company has been issued in violation of any preemptive or similar right of any security holder; the Offered Securities and the underlying Ordinary Shares to be sold by the Company, when issued and delivered against payment heretofore pursuant to this Agreement, will not be subject to any security interest, other encumbrance or adverse claims, and will have been issued in compliance with all U.S. federal, state and Cayman Islands securities laws and will not have been issued in violation of any preemptive right, resale right, right of first refusal or similar right; upon payment of the purchase price in accordance with this Agreement on each Closing Date, the Depositary or its nominee, as the registered holder of the Ordinary Shares represented by the Offered Securities, will be, subject to the terms of the Deposit Agreement, entitled to all the rights of a shareholder conferred by the Memorandum and Articles of Association of the Company; except as disclosed in the General Disclosure Package and subject to the terms and provisions of the Deposit Agreement, there are no restrictions on transfers of Ordinary Shares represented by the Offered Securities or the Offered Securities under the laws of the Cayman Islands, the PRC or the United States, as the case may be; the Ordinary Shares represented by the Offered Securities may be freely deposited by the Company with the Depositary or its nominee against issuance of ADRs evidencing the Offered Securities as contemplated by the Deposit Agreement.
     (xii) No Finder’s Fee. Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering. To the best knowledge of the Company after due inquiry, there are no arrangements, agreements, understandings, payments or issuance with respect to the Company, the Group Entities, or any of their officers, directors, shareholders, partners, employees or affiliates that may affect the Underwriters’ compensation as determined by the Financial Industry Regulatory Authority (the “FINRA”).
     (xiii) Registration Rights; Lock-Up Agreements. Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “Registration Rights”), and any person to whom the Company has granted registration rights has agreed not to exercise such rights until after the expiration of the Lock-Up Period referred to in Section 5(l) hereof. Each officer, director and shareholder of the Company and entity with a right to acquire shares of the Company set forth on Schedule C hereto has furnished to the Representatives on or prior to the date hereof a letter or letters substantially in the form of Exhibit A hereto (collectively, the “Lock-Up Agreements”).
     (xiv) Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement and the Deposit Agreement in connection with the offering, issuance and sale of the Offered Securities and the deposit of the Ordinary Shares represented by the Offered Securities with the Depositary against the issuance of ADRs, except such as have been obtained, or made and such as may be required under state securities laws.
     (xv) Title to Property. Except as disclosed in the General Disclosure Package, the Company and the Group Entities have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, charge, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them, except as expressly provided in the Tian Zhuo VIE Agreements; and, except as disclosed in the General Disclosure Package, the Company and the Group Entities hold any leased real or personal property under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them, provided that the landlord of such leased real property has obtained all necessary governmental authorizations to lease such leased real property pursuant to PRC Laws.
     (xvi) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
     (xvii) Authorization of Deposit Agreement. The Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting creditors’ rights or by equitable principles relating to enforceability. Upon due execution and delivery by the Depositary of ADRs evidencing Offered Securities and the deposit of Ordinary Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement and the ADRs conform in all material respects to the descriptions thereof contained in the General Disclosure Package.
     (xviii) Description of Transaction Documents. The description of each Transaction Document in the Registration Statement, General Disclosure Package and Final Prospectus conforms in all material respects to such Transaction Documents.
     (xix) No Transfer Taxes. No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the government of the Cayman Islands or the PRC, or any political subdivision or taxing authority thereof or therein in connection with (i) the deposit with the Depositary of Ordinary Shares by the Company against the issuance of ADRs evidencing the Offered Securities, (ii) the sale and delivery by the Company of the Offered Securities to or for the respective accounts of the several Underwriters or (iii) the sale and delivery outside the Cayman Islands by the several Underwriters of the Offered Securities to the initial purchasers thereof in the manner contemplated by this Agreement.
     (xx) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement, and the issuance and sale of the Offered Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Group Entities pursuant to, (i) the charter or by-laws of the Company or any of the Group Entities, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of the Group Entities or any of their properties, or (iii) any agreement or instrument to which the Company or any of the Group Entities is a party or by which the Company or any of the Group Entities is bound or to which any of the properties of the Company or any of the Group Entities is subject; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Group Entities.
     (xxi) Absence of Existing Defaults and Conflicts. Neither the Company nor any of the Group Entities is in violation of its respective charter or by-laws or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults that would not, individually or in the aggregate, have a

Material Adverse Effect.
     (xxii) Possession of Licenses and Permits. Except as disclosed in the General Disclosure Package, the Company and the Group Entities possess, and are in compliance with the terms of, all certificates, authorizations, franchises, licenses and permits, including without limitation, any business licenses (“Licenses”) necessary or material to the conduct of the business now conducted or proposed in the General Disclosure Package to be conducted by them and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company or any of the Group Entities, would individually or in the aggregate have a Material Adverse Effect.
     (xxiii) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of the Group Entities exists or, to the knowledge of the Company, is imminent that could have a Material Adverse Effect.
     (xxiv) Possession of Intellectual Property. Except as disclosed in the General Disclosure Package, the Company and the Group Entities own, possess or can acquire on reasonable terms sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets, inventions, technology, know-how and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) necessary or material to the conduct of the business now operated by them, or presently employed by them, or proposed in the General Disclosure Package to be conducted by them. Except as disclosed in the General Disclosure Package, (i) to the Company’s knowledge, there are no rights of third parties to any of the Intellectual Property Rights owned by the Company or its subsidiaries, (ii) there is no material infringement, misappropriation breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by the Company or its subsidiaries of any of the Intellectual Property Rights of the Company or its subsidiaries; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s or any subsidiary’s rights in or to, or the violation of any of the terms of, any of their Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any subsidiary infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of others and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and (vi) none of the Intellectual Property Rights used by the Company or its subsidiaries in their businesses has been obtained or is being used by the Company or its subsidiaries in violation of any contractual obligation binding on the Company or any of its subsidiaries in violation of the rights of any persons, except in each case covered by clauses (i) — (vi) such as would not, if determined adversely to the Company or any of its subsidiaries, individually or in the aggregate, have a Material Adverse Effect.
     (xxv) Environmental Laws. Except as disclosed in the General Disclosure Package, neither the Company nor any of the Group Entities is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

     (xxvi) Accurate Disclosure. The statements in the General Disclosure Package under the headings “Summary”, “Risk Factors”, “Dividend Policy”, “Enforceability of Civil Liabilities”, “Business”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Corporate History and Structure”, “Our Relationship with E-House”, “Regulation”, “Management”, “Related Party Transactions”, “Description of Share Capital”, “Description of American Depositary Shares”, “Shares Eligible for Future Sale”, “Taxation” and “Underwriting”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the [information required] to be shown. The preceding sentence, insofar as it relates to statements in the General Disclosure Package under the heading “Underwriting”, does not apply to information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(c) hereof.
     (xxvii) Absence of Manipulation. Neither the Company nor any director, officer, agent, employee or affiliate of the Company or person acting on its behalf has taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.
     (xxviii) Statistical and Market-Related Data. Any third-party statistical and market-related data included in the General Disclosure Package are based on or derived from sources that the Company believes to be reliable and accurate, and such data agree with the sources from which they are derived. The Company has obtained the written consent for the use of such data from such sources to the extent required.
     (xxix) Internal Controls and Compliance with the Sarbanes-Oxley Act. Except as set forth in the General Disclosure Package, the Company, the Group Entities and the Company’s Board of Directors (the “Board”) are in compliance with the provisions of Sarbanes-Oxley that are applicable to them and all applicable Exchange Rules. The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with the Securities Laws and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. General Accepted Accounting Principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Internal Controls are, or upon consummation of the offering of the Offered Securities will be, overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with Exchange Rules. The Company has not publicly disclosed or reported to the Audit Committee or the Board, and within the next 90 days the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”), any violation of, or failure to comply with, the Securities Laws, or any matter which, if determined adversely, would have a Material Adverse Effect.
     (xxx) Absence of Accounting Issues. The Board has confirmed to the Chief Financial Officer that, except as set forth in the General Disclosure Package, neither the Board nor the Audit Committee is reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the Board or the Audit Committee review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies; (ii) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior three fiscal years; or (iii) any Internal Control Event.
     (xxxi) Litigation. Except as disclosed in the General Disclosure Package, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of the Group Entities or any of their respective properties that, if determined adversely to the Company or any of the Group Entities, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement or the Deposit Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are, to the Company’s knowledge, threatened or contemplated.
     (xxxii) Financial Statements. The consolidated financial statements included in each Registration Statement and the General Disclosure Package, together with their related notes and schedules, present fairly the financial position of the Company and its consolidated entities as of the dates indicated and have been prepared in compliance with the requirements of the Act and Exchange Act and in conformity with generally accepted accounting principles in the United States applied on a consistent basis during the periods involved; all pro forma financial statements included in each Registration Statement, the General Disclosure Package and the Final Prospectus comply with or will comply with, as the case may be, the requirements of the Act and the Exchange Act, and the assumptions used in the preparation of such pro forma financial statements included in each Registration Statement and the General Disclosure Package are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements; the other financial and statistical data contained in each Registration Statement, the General Disclosure Package and the Final Prospectus are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included in each Registration Statement, the General Disclosure Package or the Final Prospectus that are not included as required, except where a waiver has been properly obtained from the Commission and in form acceptable to the Representatives.
     (xxxiii) No Material Adverse Change in Business. Except as disclosed in the General Disclosure Package, since the end of the period covered by the latest audited financial statements included in the Initial Registration Statement (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and the Group Entities, taken as a whole, that is material and adverse, (ii) except as disclosed in or contemplated by the General Disclosure Package, there has been no dividend or distribution of any kind declared, paid or made by the Company on any of its share capital and (iii) except as disclosed in or contemplated by the General Disclosure Package, there has been no material adverse change in the share capital, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and the Group Entities.
     (xxxiv) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package, will not be an “investment company” as defined in the Investment Company Act of 1940 as amended (the “Investment Company Act”).
     (xxxv) Foreign Private Issuer. The Company is a “foreign private issuer” within the meaning of Rule 405 under the Act.
     (xxxvi) PFIC Status. The Company does not presently believe that it should be classified as a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended (the “Code”), for the 2009 taxable year and does not [anticipate being] a PFIC in any future taxable years.

     (xxxvii) Payments in Foreign Currency. Except as disclosed in the General Disclosure Package, under current laws and regulations of the Cayman Islands, the PRC and any political subdivision thereof, all dividends and other distributions declared and payable on the Ordinary Shares underlying the Offered Securities may be paid by the Company to the holder thereof in United States dollars that may be freely transferred out of the Cayman Islands, the PRC and all such payments made to holders thereof or therein who are non-residents of the Cayman Islands or the PRC will not be subject to income, withholding or other taxes under laws and regulations of the Cayman Islands, the PRC or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands, the PRC or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental consent, order, permit or other authorization in the Cayman Islands, the PRC or any political subdivision or taxing authority thereof or therein.
     (xxxviii) Business Practices. None of the Company or the Group Entities or their affiliates, the respective officers, directors, agents, or employees of the Company or the Group Entities while acting in the service of the Company or the Group Entities has violated, nor shall the Company’s participation in this offering violate, any of the following laws and regulations (collectively, the “Business Practice Regulations”): (i) applicable anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977 or any other law, rule or regulation of similar purpose and scope, or (ii) applicable anti-money laundering laws, including but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 U.S. Code section 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principals or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder, or (iii) applicable laws and regulations imposing U.S. economic sanctions measures, including, but not limited to, the International Emergency Economic Powers Act, the Trading with the Enemy Act, the United Nations Participation Act, and the Syria Accountability and Lebanese Sovereignty Act, all as amended, and any Executive Order, directive, or regulation pursuant to the authority of any of the foregoing, including the regulations of the United States Treasury Department set forth under 31 CFR, Subtitle B, Chapter V, as amended, or any orders or licenses issued thereunder. The Company and the Group Entities have instituted and maintain policies and procedures designed to ensure continued compliance with the Business Practice Regulations.
     (xxxix) Absence of Unlawful Influence. The Company has not offered or sold, or caused the Underwriters to offer or sell, any Offered Securities to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.
     (xl) Action against the Company. Under the laws of the Cayman Islands, no holder of ADSs issued pursuant to the Deposit Agreement shall be entitled, except under the terms of the Deposit Agreement, to seek enforcement of its rights through the Depositary or its nominee registered as representative of the holders of the ADSs in a direct suit, action or proceeding against the Company.
     (xli) Choice of Law. The choice of the laws of the State of New York as the governing law of the Underwriting Agreement and the Deposit Agreement is a valid choice of law under the laws of the Cayman Islands and the PRC and will be honored by courts in the Cayman Islands and the

PRC, subject to the conditions and restrictions described under the caption “Enforceability of Civil Liabilities” in the General Disclosure Package and subject to applicable provisions of the Civil Procedure Law and the General Principles of Civil Law of the PRC relating to choice of foreign laws. The Company has the power to submit, and pursuant to Section 17 of this Agreement and Section 19 of the Deposit Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York State and United States Federal court sitting in the Borough of Manhattan, The City of New York (each, a “New York Court”) and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court; and the Company has the power to designate, appoint and authorize, and pursuant to Section 17 of this Agreement and Section 19 of the Deposit Agreement, has legally, validly, effectively and irrevocably designated, appointed and authorized, an agent for service of process in any action arising out of or relating to this Agreement, the Deposit Agreement, or the transactions contemplated hereby or thereby in any New York Court, and service of process in any manner permitted by applicable laws effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided herein or in the Deposit Agreement.
Any final judgment for a fixed or readily calculable sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon the Transaction Documents and any instruments or agreements entered into for the consummation of the transactions contemplated therein (i) would be declared enforceable against the Company without re-examination or review of the merits of the cause of action in respect of which the original judgment was given or re-litigation of the matters adjudicated upon or payment of any stamp, registration or similar tax or duty by the courts of the Cayman Islands, provided that (A) adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard, (B) such judgments or the enforcement thereof are not contrary to the law, public policy, security or sovereignty of the Cayman Islands, (C) such judgments were not obtained by fraudulent means and do not conflict with any other valid judgment in the same matter between the same parties, and (D) an action between the same parties in the same matter is not pending in any Cayman Islands court at the time the lawsuit is instituted in the foreign court, and (ii) may be recognized and enforced by the courts of the PRC subject to the conditions and restrictions described under the caption “Enforceability of Civil Liabilities” in the General Disclosure Package and Final Prospectus. The Company is not aware of any reason why the enforcement in the Cayman Islands or the PRC of such a New York Court judgment would be, as of the date hereof, contrary to public policy of the Cayman Islands or the PRC.
     (xlii) Related Party Transactions. All the related party transactions required to be disclosed under the Securities Laws are disclosed in the General Disclosure Package and the Final Prospectus under the heading “Related Party Transactions”, and such disclosure is true and accurate in all material respects.
     (xliii) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of the Group Entities, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of the Group Entities, on the other, that is required by the Act to be described in the General Disclosure Package and the Final Prospectus and that is not so described in such documents.
     (xliv) Compliance with PRC Regulations. Each of the Company and the Group Entities that were incorporated outside of the PRC has complied with, and has taken, or is in the process of taking reasonable steps to ensure compliance by each of its shareholders and option holders that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the relevant PRC government agencies (including but not limited to the Ministry of Commerce, the National Development and Reform Commission and the State Administration of Foreign Exchange) relating to overseas investment by PRC residents and citizens (the “PRC Overseas Investment and Listing Regulations”), including, without limitation, requesting each shareholder and option holder that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations.
     (xlv) PRC Mergers and Acquisitions Rules. The Company is aware of and has been advised as to the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “PRC Mergers and Acquisition Rules”) jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the China Securities Regulatory Commission (the “CSRC”) and the State Administration of Foreign Exchange of the PRC on August 8, 2006, as amended on June 22, 2009, including the relevant provisions thereof which purport to require offshore special purpose entities controlled directly or indirectly by PRC domestic companies or individuals and formed for overseas listing purposes through acquisitions of PRC domestic interests held by such PRC domestic companies or individuals, to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange. The Company has received legal advice specifically with respect to the PRC Mergers and Acquisitions Rules from its PRC counsel and the Company understands such legal advice. Subject to the disclosure under the heading “Regulation—Regulation on Overseas Listing” in the General Disclosure Package, the issuance and sale of the Offered Securities, the listing and trading of the Offered Securities on the Nasdaq Global Market or the consummation of the transactions contemplated by the Transaction Documents is not and will not be, as of the date hereof or at each Closing Date, as the case may be, adversely affected by the PRC Mergers and Acquisitions Rules or any official clarifications, guidance, interpretations or implementation rules in connection with or related to the PRC Mergers and Acquisitions Rules.
     (xlvi) FINRA Affiliation. There are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was first submitted to the Commission.
     (xlvii) Representation of Officers. Any certificate signed by any officer of the Company and delivered to the Representatives as required or contemplated by this Agreement shall constitute a representation and warranty hereunder by the Company, as to matters covered thereby, to each Underwriter.
     (xlviii) Taxes. The Company and each of the Group Entities have filed all tax returns, reports and filings that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect); and, except as set forth in the General Disclosure Package, the Company and its subsidiaries have paid all taxes (including any assessments, fines or penalties) required to be paid by them, except for any such taxes, assessments, fines or penalties as would not, individually or in the aggregate, have a Material Adverse Effect; neither the Company nor any of the Group Entities has received a notice of deficiency with respect to the Company or any of the Group Entities, except for such notices the effect of which would not result in a Material Adverse Effect; and the provisions included in the audited consolidated financial statements contained in the General Disclosure Package include appropriate provisions required under the U.S. GAAP for all taxation in respect of accounting periods needed on or before the accounting reference due to which such audited consolidated financial statements relate, for which the Company was then or might reasonably be expected thereafter to become or have become liable.
     (xlix) No Immunity. None of the Company, the Group Entities, and any of their properties, assets or revenues is entitled to any right of immunity on the grounds of sovereignty from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from services of process, from attachment prior to or in aid of execution of judgment, or from any other legal process or proceeding for the giving of any relief or for the enforcement of any judgment. The irrevocable and unconditional waiver and agreement of the Company in this

Agreement and the Deposit Agreement not to plead or claim any such immunity in any legal action, suit or proceeding arising out of or relating to this Agreement and the Deposit Agreement is valid and binding under the laws of the Cayman Islands and the PRC.
     (l) No Restrictions on Dividends from Subsidiary. Except as disclosed in the General Disclosure Package, no subsidiary of the Company is currently prohibited, directly or indirectly, under any applicable laws or regulations, any agreement or other instrument to which it is a party or is subject, from paying dividends to the Company, from making any other distribution on such subsidiaries’ capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.
     (b) Representations and Warranties Related to COH Entities. The Company represents and warrants to the several Underwriters the following:
     (i) Good Standing of the COH Entities. China Online Housing Technology Corporation (“COH”) and each of the entities that it directly or indirectly owns or controls as listed in Appendix B (collectively, the “COH Entities”) has been duly incorporated and is validly existing and in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; COH does not directly or indirectly own or control any entity other than the COH Entities; and each COH Entity is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the COH Entities taken as a whole (“COH Material Adverse Effect”) or a Material Adverse Effect; all of the issued and outstanding share capital and/or equity interests, as the case may be, of each COH Entity has been duly authorized and validly issued and, except as specified in Appendix B, is fully paid and nonassessable, and, except as provided in the Leju VIE Agreements (as defined below) and disclosed in the General Disclosure Package, the capital shares and/or equity interests, as the case may be, of each COH Entity, are owned free from liens, encumbrances and defects.
     (ii) VIE Agreements. Each party to each of the agreements listed on Appendix C (collectively, the “Existing Leju VIE Agreements”) and each of the agreements described under the caption “Related Party Transactions—Contractual Arrangements with Beijing Yisheng Leju” in the General Disclosure Package, which will become effective upon the Acquisition Closing pursuant to the share purchase agreement dated July 23, 2009 between the Company and SINA Corporation (collectively, the “New Leju VIE Agreements”, and together with the Existing Leju VIE Agreement, the “Leju VIE Agreements”), relating to our corporate structure, to which any of Beijing Yisheng Leju Information Services Co., Ltd. (“Beijing Yisheng Leju”), Shanghai SINA Leju Information Technology Co., Ltd. (“Shanghai Leju”), and the shareholders of Beijing Yisheng Leju is a party, has the legal right, power and authority, (corporate and other, as the case may be) to enter into and perform its respective obligations under the Leju VIE Agreements and has taken all necessary corporate action to authorize the execution, delivery and performance of, and have authorized, executed and delivered, each of the Leju VIE Agreements; and each of the Existing Leju VIE Agreements constitutes, and each of the New Leju VIE Agreement will constitute upon the Acquisition Closing, a valid and legally binding obligation of the parties thereto, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting creditors’ rights or by equitable principles relating to enforceability and except as disclosed in the General Disclosure Package; the execution and delivery by Beijing Yisheng Leju, Shanghai Leju and the shareholders of Beijing Yisheng Leju of, and the performance by Beijing Yisheng Leju, Shanghai Leju and the shareholders of Beijing Yisheng Leju of their respective obligations under, each of the Leju VIE Agreements, and the consummation by Shanghai Leju, Beijing Yisheng Leju and the shareholders of Beijing Yisheng Leju of the transactions contemplated therein did not, does not and will not: (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease, loan agreement or other agreement or instrument to which the Company, Shanghai Leju, Beijing Yisheng Leju or the shareholders of Beijing Yisheng Leju, as the case may be, are a party or by which the Company, Shanghai Leju, Beijing Yisheng Leju and the shareholders of Beijing Yisheng Leju are bound or to which any of the properties or assets of the Company, Shanghai Leju, Beijing Yisheng Leju or the shareholders of Beijing Yisheng Leju are subject; (ii) result in any violation of the provisions of constitutive documents or business license of the Company, Shanghai Leju or Beijing Yisheng Leju, as the case may be; or (iii) except as disclosed in the General Disclosure Package, result in any violation of any PRC statute or any order, rule or regulation of any PRC governmental agency having jurisdiction over the Company, Shanghai Leju, Beijing Yisheng Leju, the shareholders of Beijing Yisheng Leju or any of their properties, except, in the case of clauses (i) and (iii), as would not reasonably be expected to have a COH Material Adverse Effect or a Material Adverse Effect.
     (iii) No Filing of VIE Agreements. To ensure the legality, validity, enforceability and performance of each of the Leju VIE Agreements in the PRC, it is not necessary that any such document be filed or recorded with any court or other authority in the PRC, except that (i) the exercise of the call options under the Exclusive Call Option Agreement dated September 29, 2009 among Beijing Yisheng Leju, Shanghai Leju, Xudong Zhu and Jun Luo , the Share Transfer Agreement dated May 8, 2008 between Fei Cao and Shanghai Leju, and the Share Transfer Agreement dated May 8, 2008 between Jingning Shao and Shanghai Leju (collectively, the “Leju Call Option Agreements”) shall be approved by and/or registered with the relevant PRC governmental authorities; and (ii) the equity pledge under the Equity Pledge Agreement dated September 29, 2009 among Beijing Yisheng Leju, Shanghai Leju, Xudong Zhu and Jun Luo, the Equity Pledge Agreement dated May 8, 2008 between Fei Cao and Shanghai Leju, and the Equity Pledge Agreement dated May 8, 2008 between Jingning Shao and Shanghai Leju shall be registered with the relevant PRC governmental authorities to effect the pledge thereunder; nor is it necessary that any stamp or similar tax be paid on or in respect of any of the Leju VIE Agreements, except for any tax implication for exercise of the call options under the Leju Call Option Agreements depending on the exercise price and the general power of tax authority to re-assess transactions under the Leju Call Option Agreements, the Exclusive Technical Support Agreement dated May 28, 2008 between Beijing Yisheng Leju and Shanghai Leju, and the Trademark License Agreement dated May 8, 2008 between Beijing Yisheng Leju and Shanghai Leju.
     (iv) COH Transaction Agreements. Each of the amended and restated advertising agency agreement, domain name and content license agreement, trademark license agreement and software license and support services agreement described under the caption “Related Party Transactions—Transactions and Agreements with SINA and China Online Housing” in the General Disclosure Package (collectively, the “COH Transaction Agreements”) has been duly authorized, executed and delivered by any COH Entity which by its terms is a party thereto, will be upon effectiveness in full force and effect, and will upon the Acquisition Closing constitute a valid and binding obligation of such COH Entity, enforceable against such COH Entity in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting creditors’ rights or by equitable principles relating to enforceability. The execution, delivery and performance by any COH Entity of each of the COH Transaction Agreements to which by its terms it is a party will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any COH Entity is bound or to which any COH Entity is subject, (ii) result in any violation of any applicable law or any order, rule or regulation of any court or governmental agency or body having jurisdiction over any COH Entity or any of its properties or assets; or (iii) result in any violation of any provision of any constitutive documents of any COH Entity, except, in the case of clause (i) and (ii), as would not reasonably be expected to have a COH Material Adverse Effect or a Material Adverse Effect; and no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body is required for the execution and delivery by any COH Entity of, and compliance with, the provisions of each of the Transaction Agreements, except where failure to obtain such consent, approval, authorization or order, or to make such filing or registration, would not prevent or materially delay the consummation by any COH Entity of the transactions contemplated by the COH Transaction Agreements and except as contemplated in the Transaction Agreements.
     (v) Title to Property. Except as disclosed in the General Disclosure Package, the COH Entities have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, charge, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them, except as expressly provided in the Leju VIE Agreements; and, except as disclosed in the General Disclosure Package, the COH Entities hold any leased real or personal property under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them, provided that the landlord of such leased real property has obtained all necessary governmental authorization to lease such leased real property pursuant to PRC Laws.
     (vi) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement, and the issuance and sale of the Offered Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of any of the COH Entities pursuant to, (i) the charter or by-laws of any of the COH Entities, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over any of the COH Entities or any of their properties, or (iii) any agreement or instrument to which any of the COH Entities is a party or by which any of the COH Entities is bound or to which any of the properties of any of the COH Entities is subject.
     (vii) Absence of Existing Defaults and Conflicts. None of the COH Entities is in violation of its respective charter or by-laws. Each of contracts and agreements, whether or not made in the ordinary course of business, which are material to the China Online Entities as a whole or the conduct of the business of China Online Entities as described in the General Disclosure Package, or the absence of which would have a COH Material Adverse Effect or a Material Adverse Effect, (i) is in full force and effect and (ii) upon consummation of the transactions contemplated by the COH Transaction Agreements shall continue in full force and effect without penalty or other adverse consequence, except as expressly contemplated by the Transaction Agreements. None of the COH Entities are in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults that would not, individually or in the aggregate, have a COH Material Adverse Effect or a Material Adverse Effect.
     (viii) Possession of Licenses and Permits. Except as disclosed in the General Disclosure Package, the COH Entities possess, and are in compliance with the terms of, all adequate Licenses necessary or material to the conduct of the business now conducted by them and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to any of the COH Entities, would individually or in the aggregate have a COH Material Adverse Effect or a Material Adverse Effect.
     (ix) Absence of Labor Dispute. No labor dispute with the employees of any of the COH Entities exists or, to the knowledge of the Company, is imminent that could have a COH Material Adverse Effect or a Material Adverse Effect.

     (x) Possession of Intellectual Property. Except as disclosed in the General Disclosure Package, the COH Entities own, possess or can acquire on reasonable terms sufficient Intellectual Property Rights necessary or material to the conduct of the business now operated by them, or presently employed by them, or proposed in the General Disclosure Package to be conducted by them. Except as disclosed in the General Disclosure Package, (i) there are no rights of third parties to any of the Intellectual Property Rights owned by the COH Entities, (ii) there is no material infringement, misappropriation breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by the COH Entities of any of the Intellectual Property Rights of the COH Entities; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging any COH Entity’s rights in or to, or the violation of any of the terms of, any of their Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that any COH Entity infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of others and the Company is are unaware of any other fact which would form a reasonable basis for any such claim; and (vi) none of the Intellectual Property Rights used by the COH Entities in their businesses has been obtained or is being used by the COH Entities in violation of any contractual obligation binding on the COH Entities in violation of the rights of any persons, except in each case covered by clauses (i) — (vi) such as would not, if determined adversely to any COH Entity, individually or in the aggregate, have a COH Material Adverse Effect or a Material Adverse Effect.
     (xi) Environmental Laws. Except as disclosed in the General Disclosure Package, none of the COH Entities is in violation of any Environmental Laws, owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate have a COH Material Adverse Effect or a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.
     (xii) Internal Controls and Compliance with the Sarbanes-Oxley Act. Except as set forth in the General Disclosure Package, the COH Entities are in compliance with the provisions of Sarbanes-Oxley that are applicable to them and all applicable Exchange Rules.
     (xiii) Financial Statements. The financial statements included in each Registration Statement and the General Disclosure Package comply as to form in all material respects with the requirements of Regulation S-X under the Act and present fairly the financial position of COH and the COH Entities as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; and the schedules included in each Registration Statement present fairly the information required to be stated therein.
     (xiv) Litigation. Except as disclosed in the General Disclosure Package, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting any of the COH Entities or any of their respective properties that, if determined adversely to any of the COH Entities, would individually or in the aggregate have a COH Material Adverse Effect or a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement or the Deposit Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are, to the Company’s knowledge, threatened or contemplated.

     (xv) No Material Adverse Change in Business. Except as disclosed in the General Disclosure Package, since the end of the period covered by the latest audited financial statements included in the Initial Registration Statement (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the COH Entities, taken as a whole, that is material and adverse, and (ii) except as disclosed in or contemplated by the General Disclosure Package, there has been no material adverse change in the share capital, short-term indebtedness, long-term indebtedness, net current assets or net assets of the COH Entities.
     (xvi) Business Practices. None of the COH Entities or their affiliates, the respective officers, directors, agents, or employees of the COH Entities while acting in the service of the Company or the COH Entities has violated any Business Practice Regulations. The COH Entities have instituted and maintain policies and procedures designed to ensure continued compliance with the Business Practice Regulations.
     (xvii) Compliance with PRC Regulations. Each of COH Entities that were incorporated outside of the PRC has used its best efforts to comply with, and has taken, or is in the process of taking reasonable steps to ensure compliance by each of its shareholders and option holders, that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable PRC Overseas Investment and Listing Regulations, including, without limitation, requesting each shareholder, and option holder that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations.
     (xviii) Taxes. Each of the COH Entities have filed all tax returns, reports and filings that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have a COH Material Adverse Effect or a Material Adverse Effect); and, except as set forth in the General Disclosure Package, the COH Entities have paid all taxes (including any assessments, fines or penalties) required to be paid by them, except for any such taxes, assessments, fines or penalties as would not, individually or in the aggregate, have a COH Material Adverse Effect or a Material Adverse Effect; None of the COH Entities has received a notice of deficiency with respect to any of the COH Entities, except for such notices the effect of which would not result in a COH Material Adverse Effect or Material Adverse Effect; and the provisions included in the audited consolidated financial statements contained in the General Disclosure Package include appropriate provisions required under the U.S. GAAP for all taxation in respect of accounting periods needed on or before the accounting reference due to which such audited consolidated financial statements relate, for which the COH Entities was then or might reasonably be expected thereafter to become or have become liable.
     (xix) No Immunity. None of the COH Entities, and none of their properties, assets or revenues is entitled to any right of immunity on the grounds of sovereignty from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from services of process, from attachment prior to or in aid of execution of judgment, or from any other legal process or proceeding for the giving of any relief or for the enforcement of any judgment.
     (xx) No Restrictions on Dividends from Subsidiary. Except as disclosed in the General Disclosure Package, no subsidiary of COH is currently prohibited, directly or indirectly, under any applicable laws or regulations, any agreement or other instrument to which it is a party or is subject, from paying dividends to the Company, from making any other distribution on such subsidiaries’ capital stock, from repaying to the Company any loans or advances to such COH Entity from the Company or from transferring any of such COH Entity’s properties or assets to the Company or any COH Entity or Group Entity.
     3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to each

Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company at a purchase price of $[ ] per ADS (representing the initial public offering price less the underwriting discount), the respective number of Firm Securities set forth opposite the names of the Underwriters in Schedule A hereto, plus any additional number of Firm Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof (rounded up or down at the discretion of the Representatives to avoid fractions).
     The Company will deliver the Firm Securities to or as instructed by the Representatives for the accounts of the several Underwriters through the facilities of The Depository Trust Company (“DTC”) in a form reasonably acceptable to the Representatives against payment of the purchase price in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company, at the office of O’Melveny & Myers LLP, 31st Floor, AIA Central, 1 Connaught Road Central, Hong Kong, at [ ] A.M., New York time, on [ ], or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The ADRs evidencing the Firm Securities will be in book entry form, in such denominations and registered in such names as the Representatives request and will be delivered through the facilities of the DTC. The specimen of the ADRs will be made available for checking at the above office or such other place designated by the Representatives at least 24 hours prior to the First Closing Date.
     In addition, upon written notice from the Representatives given to the Company from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per ADS to be paid for the Firm Securities. The Company agrees to sell to the Underwriters the number of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter’s name bears to the total number of Firm Securities (subject to adjustment by the Representatives to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company.
     Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representatives but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Company will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives, against payment of the purchase price therefor in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company at the above office. The Optional Securities being purchased on each Optional Closing Date or evidence of their issuance will be made available for checking at the above office at a reasonable time in advance of such Optional Closing Date.
     4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.
     5. Certain Agreements of the Company. The Company agrees with the several Underwriters that:
     (a) Additional Filings. Unless filed pursuant to Rule 462(c) as part of the Additional Registration Statement in accordance with the next sentence, the Company will file the Final Prospectus, in a form approved by the Representatives, with the Commission pursuant to and in accordance with subparagraph (1)

(or, if applicable and if consented to by the Representatives, subparagraph (4)) of Rule 424(b) not later than the earlier of (i) the second business day following the execution and delivery of this Agreement or (ii) the fifteenth business day after the Effective Time of the Initial Registration Statement. The Company will advise the Representatives promptly of any such filing pursuant to Rule 424(b) and provide satisfactory evidence to the Representatives of such timely filing. If an Additional Registration Statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of the execution and delivery of this Agreement, the Company will file the Additional Registration Statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Final Prospectus is finalized and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by the Representatives.
     (b) Filing of Amendments; Response to Commission Requests. The Company will promptly advise the Representatives of any proposal to amend or supplement at any time the Initial Registration Statement, any Additional Registration Statement or any Statutory Prospectus and will not effect such amendment or supplementation without the Representatives’ consent (which consent shall not be unreasonably withheld or delayed); and the Company will also advise the Representatives promptly of (i) the effectiveness of any Additional Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement), (ii) any amendment or supplementation of a Registration Statement or any Statutory Prospectus, (iii) any request by the Commission or its staff for any amendment to any Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iv) the institution by the Commission of any stop order proceedings in respect of a Registration Statement or the threatening of any proceeding for that purpose, and (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.
     (c) Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.
     (d) Rule 158. As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the Effective Time of the Initial Registration Statement (or, if later, the Effective Time of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act. For the purpose of the preceding sentence, “Availability Date” means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Time, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 180th day after the end of such fourth fiscal quarter.
     (e) Furnishing of Prospectuses. The Company will furnish to the Representatives copies of each Registration Statement (three of which will be signed and will include all exhibits and the remainder of which may be provided without exhibits), each related Statutory Prospectus, and, so long as a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act, the Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives may reasonably request. The Final Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the second business day following the execution and delivery of this Agreement. All other such documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.
     (f) Blue Sky Qualifications. The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution.
     (g) Reporting Requirements. During the period of five years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), it is not required to furnish such reports or statements to the Underwriters.
     (h) Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including but not limited to any filing fees and other expenses (excluding fees and disbursements of counsel to the Underwriters) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and the preparation and printing of memoranda relating thereto, costs and expenses related to the review by FINRA of the Offered Securities (including filing fees), costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company including the chartering of airplanes, fees and expenses incident to listing the Offered Securities on the NASDAQ Global Market, fees and expenses in connection with the registration of the Offered Securities under the Exchange Act, and expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors.
     (i) Use of Proceeds. The Company will use the net proceeds received by it in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package and the Final Prospectus, and the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.
     (j) Absence of Manipulation. The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.
     (k) Taxes. The Company will indemnify and hold harmless the Underwriters against any documentary, stamp or similar issuance or transfer taxes, including any interest and penalties, on the creation, issue and sale of the Offered Securities and on the execution and delivery of this Agreement. All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.
     (l) Restriction on Sale of Securities by Company. For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its Ordinary Shares or ADSs, or any securities convertible into or exchangeable or exercisable for any of its

Ordinary Shares or ADSs (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Representatives. The foregoing restrictions shall not apply to (A) the issuance of Ordinary Shares represented by the Offered Securities and the sale of the Offered Securities hereunder, (B) the issuance of Ordinary Shares to SINA Corporation pursuant to the share purchase agreement dated July 23, 2009 between the Company and SINA Corporation, (C) the grants of equity-based awards pursuant to the terms of the Company’s existing share incentive plan and the issuance of Ordinary Shares upon exercise of options or vesting of restricted shares that have been previously granted and are outstanding as of the date hereof, or (D) the filing of a registration statement on Form S-8 in connection with the registration of Ordinary Shares issuable under the Company’s existing share incentive plan. The initial Lock-Up Period will commence on the date hereof and continue for 180 days after the date hereof or such earlier date that the Representatives consent to in writing; provided, however, that if (i) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (ii) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the materials news or material event, as applicable, unless the Representatives waive, in writing, such extension. The Company will provide the Representatives with notice of any announcement described in clause (ii) of the preceding sentence that gives rise to an extension of the Lock-Up Period.
     (m) Transfer Restrictions. The Company will at all times maintain transfer restrictions (including the inclusion of legends in share certificates, as may be required) with respect to the Company’s Ordinary Shares which are subject to transfer restrictions pursuant to this Agreement and the Lock-Up Agreements and shall ensure compliance with such restrictions on transfer of restricted Ordinary Shares.
     (n) Listing of Securities. The Company will use its best efforts to have the Offered Securities accepted for listing on the Nasdaq Global Market and maintain the listing of the Offered Securities on the Nasdaq Global Market.
     (o) Filing of Reports. The Company, during the period when a prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required to be delivered under the Act in connection with the offer or sale of the Offered Securities, will file all reports and other documents required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and the Rules and Regulations within the time periods required thereby.
     (p) License of Trademarks. Upon request of any Underwriter, the Company will furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the offering of the Offered Securities.
     (q) Judgment and Approval. The Company agrees that (i) it will not attempt to avoid any judgment applied or denied to it in a court of competent jurisdiction outside the Cayman Islands; (ii) following the consummation of the offering of the Offered Securities, it will use its best efforts to obtain and maintain all approvals required in the Cayman Islands to pay and remit outside the Cayman Islands all dividends declared by the Company and payable on the Ordinary Shares, if any; and (iii) it will use its best efforts to obtain and maintain all approvals required in the Cayman Islands for the Company to acquire sufficient foreign exchange for the payment of dividends, if any, and all other relevant purposes.

     (r) Deposit of Shares. The Company will, prior to the First Closing Date or the Additional Closing Date, as the case may be, deposit the Ordinary Shares to be represented by the Offered Securities with the Depositary in accordance with the provisions of the Deposit Agreement and otherwise comply with the Deposit Agreement so that ADSs will be issued by the Depositary against receipt of such Ordinary Shares and delivered to the Underwriters at the Closing Date or the Additional Closing Date, as the case may be.
     (s) Compliance with SAFE Rules and Regulations. The Company will use its best efforts to comply in all material respects with any applicable rules and regulations of the State Administration of Foreign Exchange (the “SAFE Rules and Regulations”), and will use its reasonable efforts to cause its option holders and shareholders named in the Company’s share register that are, or that are directly or indirectly owned or controlled by, PRC residents or PRC citizens, to comply in all material respects with the SAFE Rules and Regulations applicable to them in connection with their interests in the Company, including, without limitation, requesting each shareholder named in the Company’s share register and option holder that is, or is directly or indirectly owned or controlled by, a PRC resident or PRC citizen to complete any registration and other procedures required under applicable SAFE Rules and Regulations.
     (t) Compliance with Sarbanes-Oxley. The Company will use its best efforts to comply with Sarbanes-Oxley, and to use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with Sarbanes-Oxley.
     (u) D&O Insurance. The Company maintains or, prior to the First Closing Date, the Company will purchase insurance covering its directors, officers for liabilities or losses arising in connection with this offering, including, without limitation, liabilities or losses arising under the Act, the Exchange Act and the Rules and Regulations.
     (v) Compliance with Foreign Laws. The Company shall arrange for the qualification of the Offered Securities for sale under the foreign or state securities or Blue Sky laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution.
     6. Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus”, as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus”, as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company represents that is has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.
     7. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company herein (as though made on such Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:
     (a) Accountants’ Comfort Letter. The Representatives shall have received letters, dated, respectively, the date hereof and each Closing Date, of Deloitte Touche Tohmatsu CPA Ltd. and PricewaterhouseCoopers Zhong Tian CPAs Limited Company in substantially the form set forth in Exhibits B and C hereto, respectively (except that, in any letter dated a Closing Date, the specified date referred to in Exhibits B and C hereto shall be a date no more than three days prior to such Closing Date).

     (b) Effectiveness of Registration Statement. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Final Prospectus is finalized and distributed to any Underwriter, or shall have occurred at such later time as shall have been consented to by the Representatives. The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representatives, shall be contemplated by the Commission, and any request on the part of the Commission for additional information shall have been complied with. A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A.
     (c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and the Group Entities taken as a whole which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any change in either U.S., Cayman Islands, PRC or international financial, political or economic conditions or currency exchange rates or exchange controls, the effect of which is such as to make it, in the judgment of the Representatives, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iii) any suspension or material limitation of trading in securities generally on the Nasdaq Global Market or the New York Stock Exchange, or any setting of minimum or maximum prices for trading on such exchange; (iv) any suspension of trading of any securities of the Company or E-House (China) Holdings Ltd. (“E-House”) on any exchange or in the over-the-counter market; (v) any banking moratorium declared by any U.S. federal, New York, Cayman Islands or PRC authorities; (vi) any major disruption of settlements of securities, payment or clearance services in the United States, the Cayman Islands, or the PRC or any other country where such securities are listed or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, the Cayman Islands, or the PRC, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable market the Offered Securities or to enforce contracts for the sale of the Offered Securities.
     (d) Opinion of U.S. Counsel for the Company. The Representatives shall have received an opinion, dated such Closing Date, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, addressed to the Underwriters, substantially to the effect set forth in Exhibit D hereto.
     (e) Opinions of Cayman Islands and British Virgin Islands Counsel for the Company. The Representatives shall have received the opinions, dated such Closing Date, of Maples and Calder, Cayman Islands and British Virgin Islands counsel for the Company, addressed to the Underwriters, substantially to the effect set forth in Exhibit E hereto.
     (f) Opinions of Hong Kong Counsel for the Company. The Representatives shall have received the opinions, dated such Closing Date, of Li & Partners, Hong Kong Counsel for the Company, addressed to the Underwriters, substantially to the effect set forth in Exhibit F hereto.
     (g) Opinion of PRC Counsel for the Company. The Representatives shall have received an opinion, dated such Closing Date, of Fangda Partners, PRC counsel for the Company, addressed to the Company substantially to the effect set forth in Exhibit G hereto.
     (i) Opinion of Depositary’s Counsel. The Representatives shall have received an opinion, dated such Closing Date, of Ziegler, Ziegler & Associates LLP, counsel for the Depositary, addressed to the Underwriters, substantially to the effect set forth in Exhibit H hereto.

     (i) Opinion of U.S. Counsel for the Underwriters. The Representatives shall have received from O’Melveny & Myers LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
     (j) Opinion of PRC Counsel for the Underwriters. The Representatives shall have received from Commerce & Finance Law Office, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
     (k) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of such Closing Date, prevent the issuance or sale of the Offered Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of such Closing Date, prevent the issuance or sale of the Offered Securities.
     (l) Officer’s Certificate. The Representatives shall have received a certificate, dated such Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was timely filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) of Regulation S-T of the Commission; and, subsequent to the date of the most recent financial statements in the General Disclosure Package and the Final Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and the Group Entities taken as a whole except as set forth in the General Disclosure Package or as described in such certificate.
     (m) E-House’s Certificate. The Representatives shall have received a certificate, dated such Closing Date, of an executive officer of E-House, in which such officer shall state that: the representations and warranties of E-House in this Agreement are true and correct as of such Closing Date; and E-House has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.
     (n) Lock-Up Agreements. On or prior to the date hereof, the Representatives shall have received the Lock-Up Agreements and each Lock-Up Agreement shall remain in full force and effect.
     (o) Depositary’s Certificate. The Depositary shall have furnished or caused to be furnished to the Underwriters a certificate satisfactory to the Representatives of one of its authorized officers with respect to the deposit with it of the Ordinary Shares represented by the Offered Securities against issuance of the ADRs evidencing the Offered Securities, the execution, issuance, countersignature and delivery of the ADRs evidencing the Offered Securities pursuant to the Deposit Agreement and such other matters related thereto as the Representatives may reasonably request.
     (p) Exchange Listing. The Offered Securities shall have been approved to be listed on the Nasdaq Global Market.
     (q) Execution of Deposit Agreement. The Company and the Depositary shall have executed and delivered the Deposit Agreement and the Deposit Agreement shall be in full force and effect and the Company and the Depositary shall have taken all action necessary to permit the deposit of the Ordinary Shares and the issuance of the Offered Securities in accordance with the Deposit Agreement.

     (r) Payment of Commission Fees. The Company shall have paid the required Commission filing fees relating to the Offered Securities in such amount and within the time frame provided in the Act and the Rule 456(b)(1) thereunder.
     (s) No FINRA Objection. FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting or other arrangements of the transaction contemplated hereby.
     (t) DTC Eligibility. On or prior to the First Closing Date, the Offered Securities shall be eligible for clearance and settlement through the facilities of DTC.
     (u) No Unapproved Supplemental Disclosure. No Issuer Free Writing Prospectus, Prospectus or amendment or supplement to the Registration Statement, the ADS Registration Statement or the Prospectus shall have been filed without the written consent of the Representatives.
The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.
     8. Indemnification and Contribution. (a) Indemnification of Underwriters by the Company. The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below.
     (b) Indemnification of Underwriters by E-House. E-House will indemnify and hold harmless each Indemnified Party against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that E-House will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below; provided further, that none of the Indemnified Parties shall be entitled to seek indemnification under this subsection (b) from E-House unless both of the following conditions are met: (i) the Indemnified Parties shall first have sought indemnity from the Company in writing under subsection (a) and (ii) the Company has not satisfied such request for indemnification in full within 30 days of written notification. Notwithstanding the foregoing, an Indemnified Parties shall not be required to make an initial demand on the Company if the Company has filed for bankruptcy protection, announced that it is insolvent, received a going-concern qualification from its independent public accountants, or announced that there is considerable doubt that it will be able to continue as a going concern.
     (c) Indemnification of the Company and E-House. Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and E-House (each, an “Underwriter Indemnified Party”) against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, or other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement at any time, any Statutory Prospectus at any time, the Final Prospectus or any Issuer Free Writing Prospectus or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Final Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the fifth paragraph under the caption “Underwriting” and the information contained in the third, twelfth, thirteenth, sixteenth and eighteenth paragraphs under the caption “Underwriting”.
     (d) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.
     (e) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and E-House on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and E-House on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and E-House on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company, E-House and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(e).
     9. Representations and Obligations of E-House.
     (a) Representations. This Agreement has been duly authorized, executed and delivered by E-House. Each of the Transaction Agreements to which E-House is by its terms a party has been duly authorized, and has been, or will be upon Acquisition Closing, as the case may be, duly executed and delivered by E-House, is, or will be upon Acquisition Closing, in full force and effect, and constitutes, or will constitute upon Acquisition Closing, as the case may be, valid and binding obligations of E-House enforceable against E-House in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting creditors’ rights or by equitable principles relating to enforceability. The execution, delivery and performance by E-House of each Transaction Agreement to which it is a party will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which E-House is bound or to which E-House is subject, (ii) result in any violation of any applicable law or any order, rule or regulation of any court or governmental agency or body having jurisdiction over E-House or any of its properties or assets; or (iii) result in any violation of any provision of any constitutive documents of E- House, except, in the case of the clauses (i) and (ii), as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body is required for the execution and delivery by E-House of, and compliance by E-House with, the provisions of each of the Transaction

Agreements to which it is a party, except such as shall have been obtained or waived.
     (b) Absence of Manipulation. E-House agrees that it will not take and will ensure that none of its affiliates (within the meaning of that term in Rule 144 under the Securities Act) take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.
     (c) Distribution of Information. Prior to the expiration of the 25th day after the date hereof, E-House will notify the Representatives at least five days in advance of any communications that it or any of its affiliates plans to have with any research analysts (as defined in NASD Rule 2711), and will not conduct such communication or otherwise distribute any written communication relating to this offering without the written consent of the Representatives.
     10. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 11 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.
     11. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any party hereto or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 10 hereof, the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company and the Underwriters pursuant to Section 8 hereof shall remain in effect. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.
     12. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives, Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: LCD-IBD, and UBS AG, 52/F, Two International Finance Centre, 8 Finance Street, Central, Hong Kong, Attention: Legal and Compliance; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at China Real Estate Information Corporation, No. 383 Guangyan Road, Shanghai 200072, People’s Republic of China, Attention: Ms. Bin Laurence; or, if sent to E-House, will be mailed, delivered or telegraphed and confirmed to it at E-House (China) Holdings Limited, 17/F, Merchandise Harvest Bdg, No. 333 North Chengdu Road, Shanghai

200041, People’s Republic of China, Attention: Mr. Li-Lan Cheng; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.
     13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.
     14. Representation. The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives jointly or by either Representative individually will be binding upon all the Underwriters.
     15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.
     16. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:
     (a) No Other Relationship. The Representatives have been retained solely to act as underwriters in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company, on the one hand, and the Representatives, on the other, has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representatives have advised or is advising the Company on other matters;
     (b) Arms’ Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representatives, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;
     (c) Absence of Obligation to Disclose. The Company has been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representatives have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and
     (d) Waiver. The Company waives, to the fullest extent permitted by law, any claims they may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Representatives shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including its shareholders, employees or creditors.
     17. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
     The Company and E-House hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and E-House irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in the City of New York and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. Each of the Company and E-House irrevocably appoints Law Debenture Corporate Services Inc., 400 Madison Avenue, 4th Floor New York, New York 10017, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company or E-House by the person serving the same to the address provided in Section 11 shall be deemed in every respect effective service of process upon the Company or E-House in any such suit or proceeding. The Company and E-House further agree to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.
     The obligation of the Company and E-House pursuant to this Agreement in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company and E-House agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company or E-House, as the case may be, an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

     If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company, E-House and the several Underwriters in accordance with its terms.
Very truly yours,

China Real Estate Information Corporation
By
[Insert title]

E-House (China) Holdings Ltd.
By
[Insert title]

The foregoing Underwriting Agreement is hereby
confirmed and accepted as of the date first
above written.

Acting on behalf of themselves and as the
Representatives of the several Underwriters.

By Credit Suisse Securities (USA) LLC

By:
Name:
Title:

By UBS AG
By:
Name:
Title:

Signature Page to Underwriting Agreement

SCHEDULE A

Total
Number of
Firm Securities
to be
Underwriter	Purchased
Credit Suisse Securities (USA) LLC
UBS AG
Merrill Lynch, Pierce, Fenner & Smith Incorporated

Total

Schedule to Underwriting Agreement

SCHEDULE B
1.	General Use Free Writing Prospectuses (included in the General Disclosure Package)
          “General Use Issuer Free Writing Prospectus” includes each of the following documents:
          [1. •]
          2. [list other documents]
2.	Other Information Included in the General Disclosure Package
          The following information is also included in the General Disclosure Package:
          [1. The initial price to the public of the Offered Securities.
          2. The number of Offered Securities.
          3. [list other information]]
Schedule to Underwriting Agreement

SCHEDULE C
OFFICERS, DIRECTORS AND SHAREHOLDERS ENTERING LOCK-UP AGREEMENTS
1. E-House (China) Holdings Limited
2. SINA Corporation
3. Xin Zhou
4. Charles Chao
5. Neil Nanpeng Shen
6. Xudong Zhu
7. Hong Du
8. Bin Laurence
9. Zuyu Ding
10. Jun Luo
11. Yan Zhang
12. Zhongmin Jin
13. Fan Bao
14. David Zhang
15. Ya-Qin Zhang
Schedule to Underwriting Agreement

EXHIBIT A
FORM OF LOCK-UP AGREEMENT
Exhibit to Underwriting Agreement

EXHIBIT B
LETTER OF DELOITTE TOUCHE TOHMATSU CPA LTD.
Exhibit to Underwriting Agreement

EXHIBIT C
LETTER OF PRICEWATERHOUSE COOPERS ZHONG TIAN CPAS LIMITED COMPANY
Exhibit to Underwriting Agreement

EXHIBIT D
OPINION OF U.S. COUNSEL FOR THE COMPANY
Exhibit to Underwriting Agreement

EXHIBIT E
OPINION OF CAYMAN ISLANDS AND BRITISH VIRGIN ISLANDS COUNSEL FOR THE COMPANY
Exhibit to Underwriting Agreement

EXHIBIT F
OPINION OF HONG KONG COUNSEL FOR THE COMPANY
Exhibit to Underwriting Agreement

EXHIBIT G
OPINION OF PRC COUNSEL FOR THE COMPANY
Exhibit to Underwriting Agreement

EXHIBIT H
OPINION OF DEPOSITARY’S COUNSEL
Exhibit to Underwriting Agreement

APPENDIX A
LIST OF GROUP ENTITIES AND OWNERSHIP STRUCTURE
Appendix to Underwriting Agreement

APPENDIX B
COH Entities
Appendix to Underwriting Agreement

APPENDIX C
Existing Leju VIE Agreements
Appendix to Underwriting Agreement